Exhibit 99.1

ADM Reports Second Quarter Adjusted Earnings of $0.60 per Share
Net earnings of $386 million, or $0.62 per share

CHICAGO, August 4, 2015—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended June 30, 2015.

The company reported adjusted earnings per share1 of $0.60, down from $0.79 in the same period last year. Adjusted segment operating profit1 was $724 million, down 13 percent from $835 million in the year-ago period. Net earnings for the quarter were $386 million, or $0.62 per share, and segment operating profit1 was $808 million.

“Our second-quarter results demonstrate the strength and value of our geographic and business-portfolio diversity,” said ADM Chief Executive Officer Juan Luciano. “In Corn, domestic and export demand for ethanol was robust, but record industry production limited margins. This was partially offset by strong results from our corn sweeteners and starches business.

“In Oilseeds, good meal demand supported strong North American soybean crushing results. And South American origination and export volumes were up, leading to good throughput at our expanded origination and port network. These, combined with the flexibility of our global crush plants, helped the Oilseeds team deliver another strong performance.

“The WFSI team had an excellent quarter and continues to make great progress toward achieving their targeted cost and revenue synergies.

“Ag Services earnings were impacted by lower margins and volumes of North American exports, as they were less competitive globally, and by a sharp upward move in commodity prices at the end of the quarter. But, within our Ag Services segment, the milling business had record second-quarter results.

“We’ve continued to advance our strategic plan that’s improving our ROIC and growing our EVA. Among numerous other actions, we closed the sale of our global chocolate business to Cargill; we closed the Barcarena port transaction with Glencore in June; and we remain on track to close both our Eaststarch transaction and the sale of our global cocoa business later this year.”

Second Quarter 2015 Highlights1

•
Adjusted EPS of $0.60 excludes approximately $0.11 of gains on asset sales and acquisition-related revaluations, $0.06 of LIFO charges, $0.04 of charges related to asset impairments and restructurings, and a $0.01 gain related to effective tax rate adjustment.

•
Agricultural Services decreased $57 million as lower global merchandising results and lower earnings from reduced North American export margins and volumes were partially offset by record second-quarter profits from milling operations.

•	Corn Processing decreased $80 million on lower bioproducts results.

•	Oilseeds Processing results were solid, as strong global soy crush and South American origination offset lower softseed and refining results.

•	Wild Flavors and Specialty Ingredients earned a strong $104 million in the second reporting period for this business unit.

•	Trailing four-quarter-average adjusted ROIC was 9 percent, up 120 basis points year over year and 240 basis points above annual WACC of 6.6 percent.

•	During the first half of 2015, the company returned $1.5 billion to shareholders through dividends and the repurchase of 24 million shares.

1 Non-GAAP financial measures; see pages 4 and 9 for explanations and reconciliations, including after-tax amounts.

Agricultural Services Earnings Decline on Lower Merchandising Volumes and Margins

Agricultural Services operating profit was $127 million, down $57 million from the year-ago period.

Merchandising and handling earnings declined $74 million to $41 million. Strong South American exports that benefited the Oilseeds business segment reduced margins and volumes of North American exports reflected in Agricultural Services. In addition, Global Trade Desk profits were negatively impacted by the significant end-of-quarter increase in certain commodity prices as well as reduced volumes and margins.

Transportation results declined $8 million to $19 million, amid lower barge freight demand and increased costs related to high-water conditions in the U.S.

Milling and other results improved $25 million to $67 million, due mainly to higher product margins and strong merchandising results. ADM's global milling operations had record second-quarter results.

Corn Processing Earnings Decline with Strong Sweetener Results Offset by Lower Ethanol Results

Corn Processing operating profit decreased from $268 million to $188 million.

Sweeteners and starches results improved $22 million to $145 million with very good North American sweetener volumes and margins, good demand for coproducts, and solid results from the Almex and Eaststarch joint ventures.

Bioproducts results declined from $145 million to $43 million due to lower ethanol industry margins. Increased ethanol exports and record U.S. driving miles supported robust demand, but record industry production resulted in margins lower than the prior year, though higher than the first quarter.

Oilseeds Earnings Solid as Strong Soy Crush and South American Grain Origination Offset Lower Softseed and European Refining Results

Oilseeds operating profit of $301 million increased $4 million from the year-ago results.

Crushing and origination operating profit increased $35 million to $198 million. Strong soybean meal demand, combined with ample global bean supplies, supported strong global soy crush results. Large South American corn and soybean harvests helped drive volumes through the origination and recently expanded port operations there. Lower margins and volumes driven by concerns about seed supply significantly reduced softseed results.

Refining, packaging, biodiesel and other generated a profit of $61 million for the quarter, down $27 million from year-ago results that benefited from $16 million in retroactively applied biodiesel blender's credits. Strong North American refining margins were offset by lower results from South America and Europe.

Oilseeds results in Asia for the quarter increased $13 million from the year-ago period mainly due to improved results from Wilmar.

Wild Flavors and Specialty Ingredients Delivers Excellent Second Reporting Quarter

In the second quarter, Wild Flavors and Specialty Ingredients operating profit was $104 million. Wild Flavors had strong results in North America, and the specialty proteins business had one of its best quarters ever.

The business continues its strong progress toward achieving the cost and revenue synergies identified last year, with nearly 600 projects in the pipeline and more than 50 revenue synergy wins across the business units and geographies.

Note that when reviewing comparative performance, the second-quarter 2014 results of ADM and WFSI do not include revenues or costs of Wild Flavors and SCI, because they were acquired in the fourth quarter of 2014 and the new segment was created on January 1, 2015.

Other Items of Note

For the second quarter, the effective tax rate was 27 percent, versus 28 percent in the same period last year.

Segment Operating profit of $808 million as reported for the quarter includes a gain of $27 million in Agricultural Services related to purchasing the remaining equity interests in North Star Shipping and MinMetal; a $6 million gain in Corn Processing from the sale of the lactic acid business; a $68 million gain in Oilseeds Processing from the sale of port assets in Brazil to a new joint venture with Glencore; and impairment charges totaling $31 million, primarily related to certain international Oilseeds facilities.

As additional information to help clarify underlying business performance, the tables on page 9 include both adjusted EPS as well as adjusted EPS excluding significant timing effects.

Conference Call Information

ADM will host a conference call and audio webcast on August 4, 2015, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call.

To listen to the call via the Internet or to download the slide presentation, go to www.adm.com/webcast. To listen by telephone, dial (888) 522-5398 in the U.S. or (706) 902-2121 if calling from outside the U.S. The access code is 78998346.

Replay of the call will be available from Aug. 5, 2015, to Aug. 11, 2015. To listen to the replay by telephone, dial (855) 859-2056 in the U.S. or (404) 537-3406 if calling from outside the U.S. The access code is 78998346. The replay will also be available online for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements

Some of the above statements constitute forward-looking statements. ADM’s filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM

For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with more than 33,000 employees serving customers in more than 140 countries. With a global value chain that includes more than 460 crop procurement locations, 300 ingredient manufacturing facilities, 40 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, chemical and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
David Weintraub                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30			Six months ended June 30
(In millions)	2015	2014	Change	2015	2014	Change
Agricultural Services Operating Profit
Merchandising and handling (excluding specified items)	$41	$115	$(74)	$148	$184	$(36)
Milling and other	67	42	25	122	82	40
Transportation (excluding specified item)	19	27	(8)	51	60	(9)
Gain on acquisition/sale of assets*	27	—	27	27	—	27
Asset impairment charges*	(2)	—	(2)	(2)	—	(2)
Total Agricultural Services	$152	$184	$(32)	$346	$326	$20
Corn Processing Operating Profit
Sweeteners and starches (excluding specified items)	$145	$123	$22	$230	$218	$12
Bioproducts (excluding timing effects)	43	145	(102)	85	301	(216)
Gain on sale of assets*	6	—	6	6	—	6
Corn hedge timing effects*	11	70	(59)	(3)	5	(8)
Asset impairment charges*	(1)	—	(1)	(1)	—	(1)
Total Corn Processing	$204	$338	$(134)	$317	$524	$(207)
Oilseeds Processing Operating Profit
Crushing and origination (excluding specified items)	$198	$163	$35	$532	$324	$208
Refining, packaging, biodiesel, and other (excluding specified items)	61	88	(27)	113	173	(60)
Cocoa and other (excluding timing effects)	3	20	(17)	32	50	(18)
Asia (excluding specified item)	39	26	13	107	80	27
Gain on sale of assets*	68	—	68	68	—	68
Asset impairment charges*	(28)	—	(28)	(28)		(28)
Biodiesel credits*	—	(16)	16	—	(25)	25
Cocoa hedge timing effects*	3	(1)	4	(11)	(25)	14
Total Oilseeds Processing	$344	$280	$64	$813	$577	$236
Wild Flavors & Specialty Ingredients Operating Profit
Wild Flavors and Specialty Ingredients	$104	$75	$29	$172	$133	$39
Total Wild Flavors and Specialty Ingredients	$104	$75	$29	$172	$133	$39
Other Operating Profit
Financial	$4	$11	$(7)	$15	$19	$(4)
Total Other	$4	$11	$(7)	$15	$19	$(4)

Segment Operating Profit	$808	$888	$(80)	$1,663	$1,579	$84
*Memo: Adjusted Segment Operating Profit	$724	$835	$(111)	$1,607	$1,624	$(17)

Corporate Results
LIFO credit (charge)	$(61)	$73	$(134)	$(59)	$(86)	$27
Interest expense - net	(80)	(78)	(2)	(158)	(171)	13
Unallocated corporate costs	(128)	(109)	(19)	(231)	(189)	(42)
Other charges	—	(31)	31	—	(31)	31
Minority interest and other	(13)	(8)	(5)	1	(1)	2
Total Corporate	$(282)	$(153)	$(129)	$(447)	$(478)	$31
Earnings Before Income Taxes	$526	$735	$(209)	$1,216	$1,101	$115

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit adjusted, where applicable, for specified items and timing effects (see items denoted*). Timing effects relate to hedge ineffectiveness and mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and timing effects. Segment operating profit and adjusted segment operating profit are non-GAAP financial measures and are not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2015	2014	2015	2014
	(in millions, except per share amounts)
Revenues	$17,186	$21,494	$34,692	$42,190
Cost of products sold	16,222	20,322	32,626	40,343
Gross profit	964	1,172	2,066	1,847
Selling, general, and administrative expenses	519	426	1,017	819
Asset impairment, exit, and restructuring costs	31	31	31	31
Equity in (earnings) losses of unconsolidated affiliates	(87)	(78)	(226)	(210)
Interest income	(21)	(24)	(39)	(46)
Interest expense	85	79	166	172
Other (income) expense - net	(89)	3	(99)	(20)
Earnings before income taxes	526	735	1,216	1,101
Income taxes	(143)	(203)	(340)	(301)
Net earnings including noncontrolling interests	383	532	876	800
Less: Net earnings (losses) attributable to noncontrolling interests	(3)	(1)	(3)	—
Net earnings attributable to ADM	$386	$533	$879	$800

Diluted earnings per common share	$0.62	$0.81	$1.39	$1.21

Average number of shares outstanding	627	659	633	661

Other (income) expense - net consists of:
Gain on sale/revaluation of assets/business (a)	$(101)	$(13)	$(104)	$(34)
Other - net	12	16	5	14
	$(89)	$3	$(99)	$(20)

(a) Current period gain includes disposals in Oilseeds (Q2 $68 million, YTD $70 million) related to the Barcarena export terminal transaction, Corn (Q2 and YTD $6 million) related to the sale of the lactic business, and Ag Services (Q2 $27 million, YTD $28 million) related to the revaluation of the Company's previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest. Prior period gain includes individually insignificant disposals in Oilseeds (Q2 $0, YTD $15 million), Ag Services (Q2 $13 million, YTD $20 million), Corporate (Q2 and YTD $1 million), and a loss in Corn (Q2 $1 million, YTD $2 million).

Summary of Financial Condition
(Unaudited)

	June 30, 2015	June 30, 2014
	(in millions)
NET INVESTMENT IN
Cash and cash equivalents (b)	$867	$1,630
Short-term marketable securities (b)	309	366
Operating working capital (a)	8,282	11,024
Property, plant, and equipment	9,897	10,110
Investments in and advances to affiliates	3,930	3,617
Long-term marketable securities	492	539
Goodwill and other intangibles	3,256	555
Other non-current assets	405	451
Net current assets held for sale	1,229	—
	$28,667	$28,292
FINANCED BY
Short-term debt (b)	$157	$233
Long-term debt, including current maturities (b)	6,766	5,389
Deferred liabilities	3,186	2,451
Shareholders' equity	18,558	20,219
	$28,667	$28,292

(a)
Current assets (excluding cash and cash equivalents, short-term marketable securities, and current assets held for sale) less current liabilities (excluding short-term debt, current maturities of long-term debt, and current liabilities held for sale).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Six months ended June 30
	2015	2014
	(in millions)
Operating Activities
Net earnings	$876	$800
Depreciation and amortization	441	432
Asset impairment charges	31	—
Gain on sale of assets and acquisition	(104)	(34)
Other - net	(50)	(146)
Changes in operating assets and liabilities	(787)	(69)
Total Operating Activities	407	983

Investing Activities
Purchases of property, plant and equipment	(540)	(398)
Net assets of businesses acquired	(69)	—
Proceeds from sale of business/assets	135	19
Marketable securities - net	190	50
Other investing activities	(123)	72
Total Investing Activities	(407)	(257)

Financing Activities
Long-term debt borrowings	1,244	1
Long-term debt payments	(28)	(1,162)
Net borrowings (payments) under lines of credit	50	(129)
Purchases of treasury stock	(1,164)	(493)
Cash dividends	(350)	(315)
Other	16	(119)
Total Financing Activities	(232)	(2,217)

Increase (decrease) in cash and cash equivalents	(232)	(1,491)
Cash and cash equivalents - beginning of period	1,099	3,121
Cash and cash equivalents - end of period	$867	$1,630

Segment Operating Analysis
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2015	2014	2015	2014
	(in '000s metric tons)
Processed volumes
Oilseeds	8,438	7,785	17,287	16,474
Corn	5,709	6,336	11,011	12,085
Milling and Cocoa	1,765	1,788	3,515	3,561
Total processed volumes	15,912	15,909	31,813	32,120

	Quarter ended June 30		Six months ended June 30
	2015	2014	2015	2014
	(in millions)
Revenues
Agricultural Services	$7,005	$9,230	$15,050	$18,941
Corn Processing	2,579	3,219	5,045	6,203
Oilseeds Processing	6,822	8,680	13,115	16,335
Wild Flavors and Specialty Ingredients	682	296	1,288	553
Other	98	69	194	158
Total revenues	$17,186	$21,494	$34,692	$42,190

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended June 30		Six months ended June 30
	2015	2014	2015	2014
Reported EPS (fully diluted)	$0.62	$0.81	$1.39	$1.21
Adjustments:
LIFO (credit) charge (a)	0.06	(0.07)	0.06	0.08
Gain on acquisition/sale of assets (b)	(0.11)	—	(0.11)	—
Asset impairment charges (c)	0.04	—	0.04	—
Restructuring/relocation charges (d)	—	0.03	—	0.03
U.S. biodiesel credits (e)	—	0.03	—	0.04
Effective tax rate adjustment (f)	(0.01)	(0.01)	—	(0.02)
Sub-total adjustments	(0.02)	(0.02)	(0.01)	0.13
Adjusted earnings per share (non-GAAP)	$0.60	$0.79	$1.38	$1.34

Memo: Timing effects (gain) loss
Corn (g)	(0.01)	(0.07)	—	(0.01)
Cocoa (h)	(0.01)	—	0.01	0.03
Sub-total timing effects	(0.02)	(0.07)	0.01	0.02
Adjusted EPS excluding timing effects (non-GAAP)	$0.58	$0.72	$1.39	$1.36

(a)	The company’s pretax changes in its LIFO reserves during the period, tax effected using the Company’s U.S. effective income tax rate.

(b)
Current period gain of $101 million, pretax, primarily related to the revaluation of the Company’s previously held investments in North Star Shipping and Minmetal in conjunction with the acquisition of the remaining interest, the sale of assets to the new Barcarena export terminal joint venture in Brazil, and sale of the lactic business, tax effected using the applicable tax rates.

(c)	Current period charges of $31 million, pretax, primarily related to certain long-lived assets, tax effected using the applicable tax rates.

(d)
Relocation of the global headquarters to Chicago, IL, costs related to integration of Toepfer following the acquisition of the noncontrolling interest, and other restructuring charges totaling $31 million, pretax, tax effected using the applicable tax rates.

(e)	Prior period credits (Q2 $16 million, YTD $25 million, pretax), (Q2 $19 million, YTD $29 million, after tax) related to U.S. biodiesel blending credits recorded in a later period.

(f)	Impact to EPS due to the change in annual effective tax rate.

(g)	Corn timing effects for corn hedge ineffectiveness losses tax effected using the Company's U.S. effective income tax rate.

(h)	Cocoa timing effects tax effected using the Company's effective income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on Reported EPS of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of ongoing business performance. These non-GAAP financial measures are not intended to replace or be an alternative to Reported EPS, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item and timing effect.